UNIVERSAL SECURITY INSTRUMENTS,  INC.
                      10324 South Dolfield Road
                     Owings Mills, Maryland 21117

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    To Be Held on October 29, 1998


To the Shareholders of Universal Security Instruments, Inc.:

    The Annual Meeting of Shareholders of UNIVERSAL SECURITY INSTRUMENTS,
INC. will be held at Universal Security Instruments, Inc., 10324 South Dolfield Road, Owings Mills, Maryland 21117, on Thursday, October 29, 1998, at 10:30 a.m. for the following purposes:

    1. To elect a Board of five directors to serve until the next annual meeting and until their successors have been elected and qualify.

    2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on August 3, 1998 will be entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors,




                                        HARVEY B. GROSSBLATT
                                        Secretary


DATED:  September 25, 1998


IMPORTANT - YOUR PROXY IS ENCLOSED. Shareholders who do not plan to attend the meeting are requested to complete, date, sign and return promptly the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                             PROXY STATEMENT


    The enclosed proxy is solicited by the Board of Directors of Universal Security Instruments, Inc. the "Company") in connection with the Annual Meeting of the Shareholders of the Company to be held on October 29, 1998 or any adjournments thereof. The proxy is revocable at any time before exercise by written notice to the Chief Financial Officer of the Company, 10324 South Dolfield Road, Owings Mills, Maryland 21117.

    Only shareholders of record at the close of business on August 3, 1998 (Record Date) will be entitled to notice of and to vote at the meeting. The number of shares of Common Stock, $.01 par value, of the Company (the "Common Stock") outstanding on August 3, 1998 and entitled to vote at the meeting is 811,397 shares, each having one vote.


                           BENEFICIAL OWNERSHIP

    The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the Common Stock outstanding as of the Record Date:

Name and Address                  Shares beneficially      Percent
of beneficial owner               owned                    of class<F1>

Michael Kovens                    214,6592<F2>             24.4%
10324 South Dolfield Road
Owings Mills, Maryland 21117

Stephen C. Knepper                105,3602<F2>             12.0%
10324 South Dolfield Road
Owings Mills, Maryland 21117

Bruce Paul                          46,000                  5.7%
One Hampton Road
Purchase, New York

Norman H. Pessin                    42,250                  5.0%
c/o Neuberger & Berman, LLC
605 Third Avenue
New York, NY 10158
_________________________________

<FN1> For the purpose of determining the percentages of stock beneficially owned, shares of stock subject to options or rights exercisable within 60 days of August 3, 1998 are deemed to be outstanding.

<FN2> For information regarding the nature of beneficial ownership of stock owned by Messrs. Kovens and Knepper, please see footnotes 2 and 3, under INFORMATION REGARDING STOCK OWNERSHIP OF MANAGEMENT.

                         ELECTION OF DIRECTORS

    At the 1998 Annual Meeting, five directors will be elected to hold office for the ensuing year and until their successors are elected and qualify.

    Unless otherwise specified in the proxy, it is the present intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the five nominees listed below. Pursuant to the Company's By-laws, the five nominees were nominated by the Board of Directors. If, due to unforeseen contingencies, any of the nominees designated below shall not be available for election, the persons named in the accompanying form of proxy reserve the right to vote such proxy for such other person or persons as may be nominated for director by the management of the Company so as to provide a full Board. Management has no reason to believe that any nominee will be unable to serve if elected.


                          Principal occupation                        Director
Name                 Age  for past five years                         since
Stephen C. Knepper. .54   Director; Chairman of the Board of the      1970
                          Company 1970 through July 1996; Vice
                          Chairman of the Board since August 1996.

Michael Kovens. . . .55   Director; President of the Company 1970     1970
                          through July 1996; Chairman of the
                          Board since August 1996.

Harvey Grossblatt . .52   Director since September 1996; President    1996
                          since July 1996; Chief Financial Officer
                          since April 1997; Executive Vice President
                          of the Company from December 1986
                          through June 1996; Secretary and Treasurer
                          of the Company since September 1988;
                          Vice President and Chief Financial Officer
                          of the Company from October 1983 through
                          May 1995.

Ronald Frank<F1>. . .32   Vice President of Lexington National        1998
                          Insurance Company since 1993.

Gary Goldberg   . . .49   1993 to 1996 President of Ultravision LLC;  1998
                          1996 to 1997 Independent Consultant;
                          1997 to present Procurement Agent
                          for Sierra Military Health Services, Inc.

<F1> Mr. Frank is the son-in-law of Mr. Michael Kovens, Director and Chairman
     of the Board of the Company.


Committees and Meetings of the Board of Directors

    For the fiscal year ended March 31, 1998, the Company did not have a standing Nominating Committee or Compensation Committee of the Board of Directors, or committees performing similar functions. The Company appointed an Audit Committee in February 1998 consisting of independent directors
Ronald Frank and Gary Goldberg. The Audit Committee is to recommend to the Board the selection of the independent public accountants, review with such accountants and management the financial statements of the Company, discuss with the accountants the results of the audit and internal accounting procedures and controls, and review any proposed related party transactions. The Audit Committee did not hold any meetings in the year ending March 31, 1998.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers and each person who owns more than 10% of the outstanding Common Stock file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership and subsequent reports of changes in beneficial ownership of Common Stock. To the Company's knowledge, all of the required persons complied with the filing requirements applicable to them with respect to transactions during the fiscal year ended March 31, 1998, except that the initial statement of beneficial ownership of securities on Form 3 for each of Ronald Frank and Gary Goldberg were filed late following their election as directors.


             INFORMATION REGARDING STOCK OWNERSHIP OF MANAGEMENT


    As of August 3, 1998, the shares of the Company's Common Stock owned beneficially by each director, by each executive officer and by all directors and officers as a group were as follows:

                                            Amount and nature of   Percent of
Name of beneficial owner                    beneficial ownership    class<F1>
Michael Kovens. . . . . . . . . . . . . .          214,659<F2>        24.4%

Stephen C. Knepper. . . . . . . . . . . .          105,360<F3>        12.0%

Harvey Grossblatt . . . . . . . . . . . .           31,272<F4>         3.7%

Ronald Frank. . . . . . . . . . . . . . .            7,548<F5>          .9%

Gary Goldberg . . . . . . . . . . . . . .            2,500<F6>          .3%

All directors and officers as a
group (5 persons included). . . . . . . .          361,339            37.0%
_________________________________

<F1> For the purpose of determining the percentages of stock beneficially owned, shares of stock subject to options or rights exercisable within 60 days of August 3, 1998 are deemed to be outstanding.

<F2> Includes 68,750 shares which Mr. Kovens presently has the right to acquire.
     On September 2, 1998, Mr. Kovens purchased an additional 113,636 shares from the Company at a purchase price of $.88 cents per share (the mean between the closing bid and asked prices on the NASDAQ Small Cap Market on that date), or an aggregate of $100,000.

<F3> Includes 68,750 shares which Mr. Knepper presently has the right to acquire and 4,487 shares held by Mr. Knepper's adult children.

<F4> Includes 24,000 shares which Mr. Grossblatt presently has the right to acquire.

<F5> Includes 5,048 shares held by his wife and 2,500 shares which Mr. Frank presently has the right to acquire.

<F6> Includes 2,500 shares which Mr. Goldberg presently has the right to acquire.

                        EXECUTIVE COMPENSATION


Table I.  Summary Compensation Table

    The following table reflects the aggregate amount paid or accrued by the Company in its three most recent fiscal years, for each executive officer whose compensation exceeded $100,000 in that year.

                                        Long Term Compensation
Name and                                   Awards      Payouts
Principal          Annual  Compensation Stock           LTLIP    All Other
Position    Year   Salary  Bonus  Other Awards Options Payouts  Compensation<F1>
Michael
 Kovens     1998  $175,000   -      -     -     15,000    -         $  -0-
Chairman
 of the
 Board      1997  $300,000   -      -     -     17,500     -        $3,200
            1996  $200,000   -      -     -        -       -        $3,200

Stephen C.
 Knepper    1998  $ 50,000   -      -     -     15,000     -        $  -0-
Vice
 Chairman
 of the     1997  $183,328   -      -     -     17,500     -        $3,200
 Board      1996  $200,000   -      -     -        -       -        $2,700

Harvey
 Grossblatt 1998  $122,500   -      -     -        -       -        $  -0-
President,
 Secretary  1997  $142,923   -      -     -     17,750     -        $2,857
 and
 Treasurer  1996  $143,675   -      -     -        -       -        $3,918
_________________________________

<F1> Consists of Company contributions to the Company's 401(k) plan.

Table II.  Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option
           /SAR Values

    The following table sets forth information concerning the number and value of unexercised options held as of March 31, 1998 by each executive officer whose compensation exceeded $100,000 in the year then ended:

                                                                  Value
                                                 Number       of Unexercised
                                             of Unexercised    In-the-Money
                                                Options          Options
                       Shares                  at FY-End        at FY-End
                      Acquired      Value   Exer-   Unexer-  Exer-   Unexer-
Name                 on Exercise  Realized  cisable/cisable  cisable/cisable
Stephen C. Knepper        -          -       68,750/-0-          -0-/-0-
Michael Kovens            -          -       68,750/-0-          -0-/-0-
Harvey Grossblatt         -          -       24,000/-0-          -0-/-0-

             MATTERS PERTAINING TO THE 1999 ANNUAL MEETING


    Any shareholder desiring to present a proposal to be considered by the shareholders at the Annual Meeting of Shareholders scheduled to be held in October 1999, and desiring that information concerning such proposal be included in the proxy statement and form of proxy furnished to shareholders by the Board of Directors, should submit the proposal in writing, including all supporting materials, to the Company at its principal executive offices no later than July 1, 1999.

    The Persons designated by the Company to vote proxies given by shareholders in connection with the Company's 1999 Annual Meeting of Shareholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company's 1999 proxy statement and with respect to which the Company has received written notice no later than August 12, 1999 that a shareholder (i) intends to present such matter at the 1999 Annual Meeting, and (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the Company's shares required to approve the matter. If the shareholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 1999 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.


                             OTHER MATTERS

    The solicitation of proxies will be made by mail, at the expense of the Company, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Subsequent solicitations may be made by mail, telegraph, telephone or any other appropriate means.

    The Board of Directors of the Company is not aware of any other matter which may be presented for action at the Annual Meeting, but should any such matter requiring a vote of the shareholders arise, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, and discretionary authority to do so is provided for in the proxy.

    Deloitte & Touche LLP is the firm of certified public accountants selected by the Board of Directors of the Company to audit the books and accounts of the Company for the fiscal year ended March 31, 1998. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions.

    Shareholders who do not plan to attend the Annual Meeting are urged to complete, date, sign and return the enclosed proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

                                     By Order of the Board of Directors,



                                     HARVEY B. GROSSBLATT
                                     Secretary


Dated: September 25, 1998